Exhibit 10.41
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

SUPPLY AGREEMENT
EVERGREEN SOLAR, INC.
and
DC CHEMICAL CO., LTD.
Dated as of January 30, 2008

 i

Table of Contents
(continued)
 ii

SUPPLY AGREEMENT
     THIS SUPPLY AGREEMENT (this “Agreement”) is entered into as of January 302008, (the “Effective Date”), by and between DC Chemical Co., Ltd., a corporation organized under the laws of Korea, having its registered office at Oriental Chemical Building, 50, Sogong-Dong, Jung-Gu, Seoul, 100-718, Korea (“DCC”), and Evergreen Solar, Inc., a company organized under the laws of Delaware, having its principal place of business at 138 Bartlett Street, Marlboro, Massachusetts 01752, U.S.A.(“Buyer”). Each of DCC and Buyer is referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, DCC will build and operate a production facility (“Plant”) for the manufacture of poly-crystalline silicon made from the decomposition of chlorosilane in reactors (the “Product”);
     WHEREAS, Buyer manufactures poly-crystalline wafers for use in the production of solar modules; and
     WHEREAS, DCC desires to sell, and Buyer desires to purchase, Products pursuant to the terms and conditions of this Agreement.
     NOW, THEREFORE, the Parties agree as follows:
ARTICLE I
SUPPLY OF PRODUCT
     Section 1.1 Quantity and Price of Product. Subject to adjustments pursuant to Sections 1.2, 1.3 and Article II, DCC hereby agrees to sell and Deliver to Buyer, and Buyer hereby agrees to purchase and receive from DCC, the following quantities of Product for each of the periods (with respect to each calendar year, the quantity indicated below for such calendar year, the “Original Annual Quantity”) and at the respective prices (as may be adjusted pursuant to Sections 2.1 and 2.2) set forth below:

Calendar Year	Quantity	Price
2009	[****] kgs	US$[****]/kg
2010	[****] kgs	US$[****]/kg
2011	[****] kgs	US$[****]/kg
2012	[****] kgs	US$[****]/kg
2013	[****] kgs	US$[****]/kg
2014	[****] kgs	US$[****]/kg
2015	[****] kgs	US$[****]/kg
Total	[****] kgs	US$ [****]
     Section 1.2 Delivery Start Date; Monthly Quantity. Subject to adjustment in accordance with Section 1.3, for each calendar year set forth in Section 1.1, DCC shall sell and Deliver, and Buyer shall receive and purchase, the Original Annual Quantity (or, if the

Original Annual Quantity has been adjusted pursuant to Section 1.3 below, the Adjusted Annual Quantity (as defined below)) for such calendar year in accordance with the delivery schedule agreed to by the Parties pursuant to Section 1.5. The monthly quantities to be Delivered, before giving effect to any adjustments pursuant to Section 1.3, shall herein be referred to as “Original Monthly Quantity” or “Original Monthly Quantities,” as the context shall require.
     Section 1.3 Quantity Variance.
     (a) With respect to each Original Annual Quantity, DCC may, at its sole and absolute discretion, increase or decrease the amount of such Original Annual Quantity by an amount which is no greater than [****]% of such Original Annual Quantity by providing advanced written notice (the “Notice of Adjustment”) to Buyer. Any Original Annual Quantity which has been so adjusted shall become the “Adjusted Annual Quantity”. The Notice of Adjustment shall become effective on the date which is [****] months after the date of such Notice of Adjustment. Upon effectiveness of such Notice of Adjustment, that portion of the Adjusted Annual Quantity remaining to be Delivered as of such effective date shall be equitably adjusted by mutual agreement of the parties, provided however, in the absence of mutual agreement, that portion of the Adjusted Annual Quantity then remaining to be delivered shall be equally divided among the calendar months remaining in such calendar year. Any Original Monthly Quantity which has been so adjusted shall become the “Adjusted Monthly Quantity”.
     (b) If the actual quantity of Products Delivered is less than [****]% of the Original Monthly Quantity or Adjusted Monthly Quantity, as applicable, then remedial measures in respect of such deficiency shall be discussed between DCC and Buyer pursuant to which DCC and Buyer shall find an amicable solution to such deficiency, including rolling over the deficient quantity to one or more subsequent Deliveries. In no event shall such deficiency be deemed to be a default under this Agreement, provided however, DCC shall have exerted [****] efforts to Deliver the Original Monthly Quantity or Adjusted Monthly Quantity, as applicable.
     Section 1.4 Disposition of Product Sold. Buyer shall utilize the Product for the manufacturing purposes of itself and Buyer shall not re-sell the Product, or become a re-seller or distributor of the Product sold to Buyer under this Agreement.
     Section 1.5 Delivery Schedule. At least [****] days prior to the beginning of each calendar year, the Parties shall discuss and consult with each other as to timing and quantities of Original Monthly Quantities to be Delivered during such calendar year. Absent agreement by the Parties to the contrary, DCC shall Deliver to Buyer the applicable Original Annual Quantity over substantially equal batches during each month of such calendar year, pursuant to a monthly purchase order to be Delivered by Buyer to DCC at least [****] days prior to the beginning of such month, which purchase order shall specify the agreed Original Monthly Quantity to be Delivered in such month. The schedule for Deliveries of Adjusted Annual Quantities shall be determined in accordance with Section 1.3(a).

ARTICLE II
PRICE ADJUSTMENT AND ADVANCE PAYMENT
     Section 2.1 Price Adjustment. The price per kilogram of Product sold during any calendar year (the “Relevant Year”) shall be subject to adjustment in accordance with the following:
     If the absolute value of “(A – B)/B” is equal to or greater than “[****]%”, then the new price per kilogram of Product for the Relevant Year (the “Adjusted Price”) shall equal C.
     Where:
     A = [****];
     B = [****];
     C = [****];
     [****]
     For the avoidance of doubt, DCC shall calculate and determine whether the price for Products for a Relevant Year is required to be adjusted in accordance with this Section 2.1 promptly as practicable, and notify Buyer in writing of any adjustment to the price, if any. In the event that a determination has been made that an adjustment is required to be made to the price in respect of any Relevant Year, such adjustment shall apply to any Original Monthly Quantities or Adjusted Monthly Quantities, as applicable, remaining to be Delivered during such calendar year, but not to any Original Monthly Quantities or Adjusted Monthly Quantities, as applicable, already Delivered in respect of such calendar year nor to the Original Annual Quantity of any other calendar year.
     Section 2.2 Threshold. If the Adjusted Price for any of (i) the [****] or calendar years is less than [****]% or greater than [****]% or (ii) the [****] calendar years is less than [****]% or greater than [****]%, in each case, of the respective prices for such years set forth in the table in Section 1.1, then the actual amount of the adjustment to be applied to determine the Adjusted Price for such calendar year shall be discussed between DCC and Buyer pursuant to which DCC and Buyer shall agree on a mutually acceptable adjustment amount.
     Section 2.3 Advance Payment. Buyer agrees to make an interest free, and non-refundable (except as set forth in Section 2.4) advance payment to DCC (paid to an account designated by DCC) in the aggregate amount of US$36,540,000 (the “Advance Payment”), in accordance with the schedule set forth below:

Date	Amount
Within 1 month after contract date	US$10.962,000
Within 3 months after the 1st installment	US$[****]
December 1, 2008	US$[****]
Total	US$36,540,000

In respect of each payment from Buyer to DCC, Buyer shall be entitled to an Advance Payment Credit.
“Advance Payment Credit” in respect of any payment shall mean the number equal to the product of (i) the Pro Rata Percentage and (ii) the amount of such payment, to the extent that the Advance Payment Balance at the time of calculation is greater than such number, and if the Advance Payment Balance is less than such number, the amount of the Advance Payment Balance.
“Pro Rata Percentage” shall equal the fraction, the numerator of which is equal to the amount of the Advance Payment and the denominator of which is equal to the aggregate purchase price for all of the Original Annual Quantities set forth in Section 1.1.
“Advance Payment Balance” as of a certain time, shall mean a number which is equal to (i) the amount of the Advance Payment less (ii) the aggregate amount of all Advance Payment Credits prior to such time.
     Section 2.4 Refund of Advance Payment. Upon termination of this Agreement pursuant to [****] DCC shall refund to Buyer within [****] days of the effective date of such termination the Advance Payment Balance as of the date of such refund, less any amounts due and payable by Buyer to DCC which are outstanding as of the date of such refund.
ARTICLE III
DELIVERY AND SHIPPING
     Section 3.1 Delivery. The Product shall be delivered to Buyer [****] (Incoterms 2000); accordingly, the availability of an Original Monthly Quantity or Adjusted Monthly Quantity, as applicable, for receipt by Buyer at the Plant shall constitute “Delivery” for the purposes of this Agreement.
ARTICLE IV
PAYMENTS
     Section 4.1 Payments. Contemporaneously with each Delivery under this Agreement, DCC shall issue an invoice to Buyer for the Products being Delivered. Invoices will reflect the purchase price for the applicable delivery after having given effect to the adjustment to such purchase price pursuant to Section 2.3 and may be sent by any normally reliable means, including electronically, facsimile, hand delivery or other methods. Buyer shall pay all amounts due under any invoice submitted by DCC within [****] days from the date of such Delivery. All payments made to DCC shall be made in cash by wire transfer to an account specified by DCC. All such payments shall be free and clear of all withholdings, taxes, set-off, encumbrances of any kind. Late payment interest of [****]%) per annum may be assessed by DCC on payment past due from the payment due date to the date payment is received.
     This Agreement is a [****] such that Buyer is [****]
     Section 4.2 Taxes. DCC shall be responsible for all sales, use, excise, value-added or other taxes, tariffs, duties or assessments, including interest and penalties, levied or imposed at any time by any governmental authority arising from or relating to the supply of Product. Buyer shall be responsible for all sales, use, excise, value-added or other taxes, tariffs, duties or assessments, including interest and penalties, levied or imposed at any time by any governmental authority arising from or relating to purchase or use of the Product.
     Section 4.3 Payment Terms in the Event of Non-Payment. In the event that Buyer does not pay for Product as required hereunder, in addition to DCC’s other remedies hereunder, including termination as permitted in Article VIII hereof, DCC shall be entitled, notwithstanding any other provisions in this Agreement to the contrary, to cease delivery of any further Product until any arrearages are cured, including applicable late payment charges, and/or require payment of all future orders and shipments [****]
ARTICLE V
SPECIFICATIONS; INSPECTION OF PRODUCT; PLANT
     Section 5.1 Specifications. All of the Product to be supplied by DCC shall meet the specifications set forth in Schedule 1, which may be amended from time to time upon mutual agreement (the “Specifications”).
     Section 5.2 Inspection of Product. Unless Buyer notifies DCC in writing within [****] days of Delivery that any Product does not conform to the Specification, such shipment shall be deemed to conform to the Specifications. If Buyer desires to submit a claim that any Product did not meet the Specifications at the time of Delivery, Buyer shall submit documentary evidence of any third party inspection at the time of Delivery as evidence of such claim, whereupon DCC shall have the right to undertake its own inspection, including, of samples of Products at the time of Delivery. Any disputes as to whether certain Products meet the Specification shall be settled in accordance with Section 9.7. Buyer’s failure to notify DCC within the time period set forth in the first sentence of this paragraph with respect to any Products Delivered shall irrevocably release DCC from any obligations or liabilities for defective Product, including but not limited to any warranties under Section 7.3, with regard to such Products (including for any latent defects, if any).

     Section 5.3. Plant. Until completion of the Plant, Buyer shall have the right to request periodic visits to the Plant while the Plant is being constructed and DCC and Buyer shall discuss in good faith the timing and frequency of such visits, it being agreed that such visits shall take place no sooner than one month from the date of such request, during normal business hours and not unreasonably disrupt the ordinary course of business and construction of the Plant
ARTICLE VI
CONFIDENTIAL INFORMATION
     Section 6.1 Confidential Information. Any information provided by one Party to the other Party which is confidential in nature shall be deemed confidential information (the “Confidential Information”).
     Section 6.2 Restrictions On Use and Disclosure. Once any Confidential Information is provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), the Receiving Party shall, and shall cause its respective directors, officers, principals, members, employees, consultants, contractors, agents, advisors and representatives (collectively, “Representatives”) (i) not to deliver, divulge, disclose or communicate, or permit to be delivered, divulged, disclosed or communicated, to any third party, directly or indirectly, any Confidential Information, (ii) to disclose or give access to, or permit to be disclosed or given access to, any such Confidential Information, other than those of its Representatives that have a need to know such Confidential Information for the purposes of performing the Receiving Party’s obligations under this Agreement, (iii) to ensure that such Representatives keep the Confidential Information confidential, and (iv) to take all other reasonably necessary or advisable actions to preserve the confidentiality and security of the Confidential Information.
     Section 6.3 Exclusions. The foregoing restrictions contained in Section 6.2 shall not apply to Confidential Information that (i) is or becomes generally known to the public through no fault of the Receiving Party or its Representatives including without limitation any acts or omissions of the Receiving Party or its Representatives in violation of this Agreement, (ii) is disclosed to the Receiving Party without obligation of confidentiality by a third person who has a right to make such disclosure and the Receiving Party is able to document the independent source, (iii) was in the possession of the Receiving Party at or prior to the time of receipt from the Disclosing Party, as evidenced by contemporaneous, corroborated written records, without being subject to another obligation of confidentiality or (iv) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.
     Section 6.4 Compelled Disclosure. If the Receiving Party or its Representatives is required to disclose any Confidential Information otherwise than in accordance with this Agreement by government authority or pursuant to any applicable laws, regulations, or judicial orders, the Receiving Party shall provide the Disclosing Party with prompt prior written notice of such request or requirement prior to disclosing the Confidential Information.
     Section 6.5 Press Releases. Except as permitted under this Article VI, neither Party shall issue any press release or make any public announcement which includes or otherwise uses the name of the other Party, or relates to this Agreement or to the performance hereunder in any public statement or document, without the prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Any such review shall be completed as soon as practicable, but in any event within five (5) days of receipt of the proposed statement or document. Notwithstanding the foregoing, the Parties shall endeavor in good faith to agree upon and issue a joint press release announcing the relationship between the parties promptly after the date hereof.
     Section 6.6 Confidentiality of Agreement. The terms and conditions of this Agreement, shall be treated as Confidential Information and shall not be disclosed by either Party to any third party, except (i) with the Party’s consent, which consent shall not be unreasonably withheld or delayed, (ii) as may be required by law or regulation or rules of a nationally recognized stock exchange, (iii) to legal counsel, accountants, investors, lenders and financial advisors, (iv) in connection with any action or claim to enforce its rights hereunder or in any related transaction and (v) as reasonably required in connection with a bona fide financing or sale transaction in which all or substantially all of a Party’s business, assets or equity capital is proposed to be sold.
ARTICLE VII
WARRANTIES; DISCLAIMER; REMEDIES
     Section 7.1 Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE VII, DCC DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.
     Section 7.2 Title. DCC warrants that it has good title to the Products sold to Buyer hereunder and the right to sell them to Buyer free of any security interest, lien or any other encumbrance whatsoever.
     Section 7.3 Damaged or Defective Product. DCC warrants that the Products Delivered shall conform to the Specifications. In the event of Delivery of defective Products, upon notice by Buyer to DCC pursuant to Section 5.2 above, DCC and Buyer shall discuss the appropriate method of curing such defect, pursuant to which DCC and Buyer shall find an amicable solution to such damage or defect, provided however, in the absence of agreement to the contrary, Buyer agrees [****]

provided however, DCC shall first allocate Products to Buyer under option (i) above in a manner so that Buyer is treated no less favorably than if DCC had allocated all available Products to all of its customers on a pro rata and equitable basis after also taking into account DCC’s existing contractual obligations to its customers.
     Section 7.4 Failure to Purchase by Buyer. If Buyer fails to take Delivery of or purchase [****] the Original Annual Quantity or Adjusted Annual Quantity, as applicable, for any calendar year for any reason whatsoever, DCC shall be entitled to the remedies set forth in Section 4.1, provided that failure by Buyer to purchase [****] such Original Annual Quantity or Adjusted Annual Quantity, as applicable, made available for Delivery shall not constitute a breach of this Agreement if DCC shall have received [****] in respect of such applicable Original Annual Quantity or Adjusted Annual Quantity, as applicable, in accordance with the [****] applicable for such Original Annual Quantity or Adjusted Annual Quantity, as applicable.
     Section 7.5 Failure to Supply by DCC. If DCC is unable, after exerting commercially reasonable efforts, to sell or Deliver all or any portion of the first [****] kilograms of the aggregate amount of the Original Annual Quantities set forth in Section 1.1 (after giving effect to Section adjustment pursuant to Section 1.3), Buyer’s sole remedy pursuant to this Agreement shall be to terminate this Agreement.
     Section 7.6 Limitation of Liability. BUYER’S REMEDIES IN RESPECT OF ANY CLAIM RELATING TO DEFECTIVE PRODUCTS SHALL BE LIMITED BY AND SUBJECT TO SECTION 7.3. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER ARISING OUT OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE RESULTING FROM OR RELATED TO THIS AGREEMENT (WHETHER OR NOT SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF ANY SUCH DAMAGES).
     Section 7.7 Indemnity. A Party, (the “Indemnitor”) shall indemnify, defend and hold the other Party and its officers, directors, employees, consultants, agents and other representatives (the “Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of third party claims or lawsuits (a “Claim”) related to or arising out of the Indemnitor’s breach of any of its covenants, representations or warranties set forth in this Agreement. Upon the assertion of any such claim or suit, the Indemnitees shall promptly notify the Indemnitor and the Indemnitor shall appoint counsel reasonably acceptable to the affected Indemnitees to represent such Indemnitees with respect to any claim or suit for which indemnification is sought. The Indemnitees may select their own respective counsel, at the Indemnitor’s cost, upon notice to the Indemnitor; provided, however, that they shall not settle any claim or suit hereunder without the prior written consent of the Indemnitor.

ARTICLE VIII
TERM AND TERMINATION
     Section 8.1 Term. This Agreement shall commence upon the Effective Date and shall remain in full force until December 31, 2015, unless earlier terminated pursuant to Section 8.2 below.
     Section 8.2 Termination.
     (a) Mutual Agreement. This Agreement may be terminated at any time upon mutual agreement of the Parties.
     (b) Termination For Breach. Except as otherwise set forth herein, the failure by a Party to comply in any material respect with any of the obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is material and not cured within sixty (60) days after the receipt of such notice, or diligent steps have not begun to be taken to cure such default within thirty (30) days or if by its nature such default is not capable of being cured, the other Party shall be entitled to immediately terminate this Agreement.
     (c) Bankruptcy/Insolvency. If a Party (or its creditors or any other eligible party) files for its liquidation, bankruptcy, reorganization, composition, dissolution or other similar proceedings or arrangement, or if such Party is unable to pay any debts as they become due, has explicitly or implicitly suspended payment of any debts as they became due (except debts contested in good faith), or if the creditors of the such Party have taken over its management, or if the relevant financial institutions have suspended clearing house privileges with regard to such Party, then the other Party shall be entitled to immediately terminate this Agreement.
     (d) No Plant. DCC may terminate this Agreement if it reasonably believes, despite having exerted commercially reasonable efforts, that it will not be able to Deliver the first [****] kilograms of the aggregate amount of the Original Annual Quantities in Section 1.1 to Buyer. (after giving effect to Section adjustment pursuant to Section 1.3). In the event of a termination of the Agreement by DCC under this Section 8.2(d) or Buyer pursuant to Section 7.5, DCC’s obligations to sell and Deliver, and Buyer’s obligation to purchase and receive, Products and Original Annual Quantities or Adjusted Annual Quantities, as applicable, for all calendar years not Delivered prior to such termination shall be deemed to be discharged in full without recourse and with prejudice.
     (e) [****]. If at any time, Buyer (together with any of its affiliates) [****] Buyer shall provide immediate written notice to DCC and DCC may, at its sole discretion, terminate this Agreement with immediate effect. In the event of termination by this Agreement by DCC under this Section 8.2(e), DCC’s obligations to sell and Deliver, and Buyer’s obligation to purchase and receive, Products and Original Annual Quantities or Adjusted Annual Quantities, as applicable, for all calendar years not Delivered prior to such termination shall be deemed to be discharged in full without recourse.
     Section 8.3 Effect of Termination. Except as specifically set forth in Section 8.2(d), the expiration or termination of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other conferred on it by this Agreement. In addition, the provisions of Article VI, VII, VIII and IX shall survive expiration or termination of this Agreement for any reason for as long as necessary to permit their full discharge.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Force Majeure. Neither Party shall be responsible for suspension of its performance under this Agreement (other than the obligation of payment) if such suspension is caused by a shortage of raw materials, fire, flood, epidemics, quarantine restrictions, strikes, lockouts or other labor disputes, freight embargoes, severe weather, riots, terrorism, acts of war, acts of God or the public enemy or compliance with applicable laws, rules or regulations of any governmental authority or by compliance with any order or decisions of any court, board or other governmental authority or by any cause beyond the reasonable control of such Party, whose effects are not capable of being overcome without commercially unreasonable expense to such Party (“Force Majeure”); provided, however, that this Section 9.1 shall not relieve a Party of its obligation to pay for any Product or other payment required by this Agreement. In addition, if due to Force Majeure, DCC is unable to produce sufficient Products to meet all demands from customers, DCC shall (a) inform Buyer of such reduction in production of Product; (b) undertake commercially reasonable efforts to overcome such situation; and (c) have the right to allocate production among its customers in a manner no less favorable to Buyer if DCC had allocated production among its customers on a pro rata and equitable basis, after consulting with Buyer. Buyer shall have no obligation to pay for Products not Delivered to Buyer if such failure to Deliver is due to DCC claiming the occurrence of a Force Majeure. If DCC is unable to meet its obligations hereunder due to a Force Majeure for more than 180 consecutive days, Buyer shall have the right to terminate this Agreement with written notice to DCC.
     Section 9.2 Governmental Approvals. DCC shall obtain all necessary Korean governmental approvals required for the export of the Products to Buyer. Buyer shall obtain all other government approvals for the import of Products by Buyer.
     Section 9.3 Hierarchy among this Agreement and Purchase Orders. If there is a conflict between or among the terms of this Agreement, its Schedules or a Purchase Order, the following order of precedence shall apply: this Agreement, Schedules, and the Purchase Order; provided, however, a specific written agreement to amend this Agreement (which contains a specific reference to Section 9.6 of this Agreement) signed by the Parties that expresses the intent of the Parties to modify this Agreement shall take precedence over this Agreement.
     Section 9.4 Independent Contractors. The Parties hereto are independent contractors. Neither Party to this Agreement nor any of its employees, customers or agents, shall be deemed to be the representative, agent or employee of the other Party for any purpose whatsoever, nor shall any of them have the right or authority to assume or create an obligation of any kind or nature, express or implied, on behalf of the other, nor to accept service of any legal claims or notices addressed to or intended for the other.
     Section 9.5 Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing, shall be deemed to have been duly given when received and may be sent by personal delivery, facsimile (to the respective facsimile number set forth below or last given by each Party to the other) or sent by express courier (prepaid and addressed to the respective addresses set forth below or last given by each Party to the other). The Parties’ respective initial addresses for purposes of receiving notices pursuant to this Agreement shall be as follows:

If to DCC:	If to Buyer:

DC Chemical Co., Ltd.	Evergreen Solar, Inc.
Oriental Chemical Building	138 Bartlett Street
50, Sogong-Dong, Jung-Gu	Marlboro, MA 01752
Seoul, 100-718	U.S.A.
Korea	Attn: Richarf G. Chleboski
Attn: Andy Kim	Fax: +1-508-229-7722
Fax: +82-2-727-9559
     Section 9.6 Amendment; No Waiver. This Agreement cannot be amended, changed, modified or supplemented orally, and no amendment, change, modification or supplement of this Agreement shall be recognized nor have any effect, unless the writing in which it is set forth is signed by both Parties, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the Party to be charged therewith. The failure of either Party to enforce, at any time, or for any period of time, any provision hereof or the failure of either Party to exercise any option herein shall not be construed as a waiver of such provision or option and shall in no way affect that Party’s right to enforce such provision or exercise such option. No waiver of any provision hereof shall be deemed to be, or shall constitute, a waiver of any other provision, or with respect to any succeeding breach of the same provision.
     Section 9.7 Governing Law; Jurisdiction.
     (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of Korea, without giving effect to the rules respecting its conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.
     (b) The Parties hereby agree that any dispute arising under this Agreement, or in connection with any breach thereof, shall be finally resolved through binding arbitration conducted in administered by the ICC (as defined below) accordance with the rules and procedures of the International Chamber of Commerce (“ICC”) by one (1) arbitrator appointed in accordance with the applicable rules of the ICC. Any such arbitration shall be held in Hong Kong. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the Parties, and each Party shall bear its own costs and attorneys’ and witness’ fees incurred in connection with the arbitration. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration requirement and without any abridgment of the powers of the arbitrator.
     (c) If any portion of this Agreement is held invalid by a court or tribunal of competent jurisdiction, such portion shall be deemed to be of no force and effect and this Agreement shall be construed as if such portion had not been included herein, provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either Party, the parties shall attempt to renegotiate such provision in good faith.
     Section 9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either Party which is not expressly set forth in this Agreement.
     Section 9.9 Assignment. Either Party may assign or otherwise transfer this Agreement to its subsidiary, affiliate or other successor in the event of a merger, acquisition or change of control of such Party or to the purchaser of substantially all of the assets of such Party. Except as provided in the preceding sentence, neither Party shall have the right to assign or otherwise transfer this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other Party.
     Section 9.10 Non-Exclusive Agreement. This Agreement is a non-exclusive agreement. DCC expressly reserves the right to contract with others to supply any of its products or services. Buyer expressly reserves the right to contract with others for any of the products or services it may require.

     Section 9.11 Successors. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective permitted successors and assigns.
     Section 9.12 Headings. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.
     Section 9.13 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter references shall include and refer also to the others, unless the context otherwise requires.
     Section 9.14 Language. The official language of this Agreement is English. All contract interpretations, notices and dispute resolutions shall be in English. Any attachments or amendments to this Agreement shall be in English. Translations of any of these documents shall not be construed as official or original versions of such documents.
     Section 9.15 Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.
[Signature pages follow]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

DC Chemical Co., Ltd.
By:	/s/ Woo Sug Baik
Name:	Woo Sug Baik
Title:	Chief Executive Officer

[Signature page to Supply Agreement]

Evergreen Solar, Inc.
By:	/s/ Richard C. Chleboski
Name:	Richard G. Chlebosk
Title:	Vice President

[Signature page to Supply Agreement]

Schedule 1
Specifications
TO BE DETERMINED BY MUTUAL AGREEMENT BASED ON TESTS CONDUCTED AT THE PLANT UPON MANUFACTURE OF PRODUCT THEREIN
PRODUCT SHALL BE OF SOLAR GRADE
UNLESS OTHERWISE AGREED, THE PRODUCT SHALL BE SHIPPED TO BUYER IN [****]